SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement

On October 18, 2006, the Committee under the Eagle Bancorp, Inc. (the “Company”) 2006 Stock Plan, approved by shareholders at the 2006 annual meeting, approved the grant to Ronald D. Paul, the President and Chief Executive Officer of the Company and EagleBank (the “Bank”), and Vice Chairman of the Board of Directors of the Company, of an aggregate of 30,000 options to purchase shares of Company Common Stock.  The options have a term of ten years from the date of grant, expiring on October 17, 2006, and vest as set forth in the table below, subject to earlier vesting or termination in accordance with the provisions of the 2006 Stock Plan.  All of such options are intended to be treated as incentive stock options.

Number of Shares	Date Exercisable
849	1/1/2007
5,343	1/1/2008
5,343	1/1/2009
5,343	1/1/2010
5,343	1/1/2011
5,343	1/1/2012
2,436	1/1/2013

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

10.1 Incentive Stock Option Agreement under the 2006 Stock Plan for Ronald D. Paul, dated October 18, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive
Officer

Dated: October 20, 2006